                                                                      EXHIBIT 21
                                                                      ----------

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


  The registrant is Alco Standard Corporation ("Alco"), an Ohio corporation, which has no parent. The following sets forth information with respect to Alco's subsidiaries as of September 30, 1995.

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
                                                                                             State or other
                                                                                             jurisdiction of
                                                    % Voting Securities                      incorporation or
Subsidiary                                          Owned (by whom)                          organization
----------                                          -------------------                      ----------------
Alco Realty, Inc. (ARI)                             100% Alco                                Delaware
   Alco Canada Realty, Inc.                         100% ARI                                 Canada
   375347 British Columbia Ltd.                     100% ARI                                 Canada

Alco Cash Management Company                        100% Alco                                Delaware
The Alco Standard Foundation                        100% Alco                                Pennsylvania
Alco-Texas Realty, Inc.                             100% Alco                                Texas
Chesterbrook Insurance Limited                      100% Alco                                Bermuda

MDR Corporation (MDR)                               100% Alco                                Delaware
   AOP Brands, Inc.                                 100% AOS                                 Delaware
   Alco Office Systems, Inc. (AOS)                  100% MDR                                 Delaware
      AOS North America, Inc.                       100% AOS                                 Delaware
          Alco Office Systems-Canada, Inc.          100% AOS North America, Inc.             Canada
      Alco Capital Resource, Inc.                   100% AOS                                 Georgia
      Alco Office Products (UK) Plc (AOPUK)         100% AOS                                 England
          Erskine House Group PLC (EHGPLC)          100% AOPUK                               England
               Erskine Limited                      100% EHGPLC                              England
      Office Group, Inc.                            100% AOS                                 Delaware
      Office Products, Inc.                         100% AOS                                 Delaware
      Office World Trade, Inc.                      100% AOS                                 Florida
    Alco Standard Acquisition Capital Corporation   100% MDR                                 Delaware
    Alco Standard Ltd.                              100% MDR                                 Delaware
    Alco Standard Petroleum Corporation             100% MDR                                 Delaware
    Alco Venture Capital Company                    100% MDR                                 Delaware

    Unisource Worldwide, Inc. (UWI)                 100%  MDR                                Delaware
      Paper Corporation of North America (PCNA)     100% UWI                                 Delaware
         Unisource Distribuidora, S.A. de C.V.       99% PCNA and 1% UWI                     Mexico
         3813 Holdings, Ltd.                        100% PCNA                                Canada
         Unisource Canada, Inc.                     100% PCNA                                Canada
      Unisource Brands, Inc.                        100% UWI                                 Delaware
      Unisource Direct, Inc.                        100% UWI                                 Delaware
      Unisource International, Inc.                 100% UWI                                 Delaware
      Unisource Realty, Inc.                        100% UWI                                 Delaware
      Unisource Sales Corporation                   100% UWI                                 Delaware

  Partners Securities Company                       100% Alco                                Delaware
  TDFC Corporation                                  100% Alco                                Delaware
  Upshur Coals Corporation                          100% Alco                                West Virginia
  1148189 Onatario Inc.                             100% Alco                                Canada
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